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                            CERTIFICATE OF OWNERSHIP

                                       OF

                               DH TECHNOLOGY, INC.



WILLIAM H. GIBBS and JANET W. SHANKS hereby certify that:

     1. They are the President and Chief Executive Officer, and the Secretary, respectively, of DH Technology, Inc., a California corporation.

     2. The names and status of the corporations proposing to merge and the names of the states under the laws of which such corporations are organized are as follows:

     Name of Corporation           Status              State of Incorporation
     -------------------           ------              ----------------------
     DH Technology, Inc.           Parent              California

     AX Acquisition Corporation    Subsidiary          California

     3. DH Technology, Inc. owns one hundred percent (100%) of the outstanding shares of AX Acquisition Corporation.

     4. The following resolutions were duly adopted by the Board of Directors of DH Technology, Inc.:

     WHEREAS: It is deemed in the best interest of this corporation to effect a merger of AX Acquisition Corporation into this corporation;

     NOW THEREFORE BE IT RESOLVED: That AX Acquisition Corporation be merged into this corporation pursuant to Section 1110 of the California Corporations Code; and

     RESOLVED FURTHER: That effective upon the merger of AX Acquisition Corporation into this corporation, this corporation assumes all of the liabilities of AX Acquisition Corporation; and

     RESOLVED FURTHER: That Article I of the Articles of Incorporation of this corporation is amended to read in full as follows:

                                       "I.

     The name of this corporation is Axiohm Transaction Solutions, Inc."

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     We declare under penalty of perjury under the laws of the State of
California that the matters set forth in this Certificate of Ownership are true and correct of our own knowledge.

Dated:    October 2, 1997

                                   /s/ William H. Gibbs
                                   ----------------------------
                                   William H. Gibbs
                                   President and Chief Executive Officer


                                   /s/ Janet W. Shanks
                                   -----------------------------
                                   Janet W. Shanks
                                   Secretary